AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2008

Registration No. 333-125643

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 10 TO

FORM S-11

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its governing instruments)

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leo F. Wells, III

President

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if smaller reporting company)	Smaller Reporting Company ☐

This Post-Effective Amendment No. 10 to the Registration Statement on Form S-11 (Registration No. 333-125643) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SHARES

In accordance with the undertaking of Wells Real Estate Investment Trust II, Inc. (the “Company”) set forth in its registration statement on Form S-11 (File No. 333-125643) declared effective November 10, 2005 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 10 to the Registration Statement to deregister the 71,660,679 remaining unsold primary offering shares of its common stock and 145,736,172 remaining unsold dividend reinvestment plan offering shares of its common stock. Pursuant to this Registration Statement, the Company registered 300,000,000 shares of common stock for its primary offering and 175,000,000 shares of common stock for its dividend reinvestment plan offering. By filing this Post-Effective Amendment No. 10 to the Registration Statement, the Company hereby terminates the offering of shares on this Registration Statement and deregisters all shares that remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on December 30, 2008.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* Leo F. Wells, III	President and Director (Principal Executive Officer)	December 30, 2008

/s/ Douglas P. Williams Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director (Principal Financial and Accounting Officer)	December 30, 2008

* Charles R. Brown	Director	December 30, 2008

* Richard W. Carpenter	Director	December 30, 2008

* Bud Carter	Director	December 30, 2008

* E. Nelson Mills	Director	December 30, 2008

* Neil H. Strickland	Director	December 30, 2008

* John L. Dixon	Director	December 30, 2008

* By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President